EXHIBIT 99.1

             Trimble Reports Third Quarter Results Ahead of Guidance

o    Revenues of $170.2 million versus guidance of $165.0 - $168.0 million;

o    GAAP EPS of $0.33 versus guidance of $0.25 - $0.27;

o    Non-GAAP EPS were $0.28 versus the mean analyst estimate of $0.24.

SUNNYVALE, Calif., Oct. 26, 2004 - Trimble (Nasdaq: TRMB) today announced results for its third fiscal quarter ended October 1, 2004. The Company reported third quarter revenues of approximately $170.2 million, a 22 percent increase over the approximately $139.6 million reported in the third quarter of 2003.

GAAP Net Income and EPS
GAAP net income for the third quarter of 2004 was approximately $17.9 million, an 80 percent increase over the approximately $9.9 million reported in the third quarter of 2003. GAAP EPS for the third quarter of 2004 were $0.33, a 74 percent increase over the $0.19 reported in the third quarter of 2003. The Company used a 17 percent effective tax rate when calculating GAAP net income and EPS for the third quarter of 2004.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial measures called "non-GAAP net income" and "non-GAAP EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future and in many cases, are used by analysts and investors to evaluate the Company. Specifically, the Company's third quarter results exclude amortization of purchased intangibles and changes in market valuation of minority investments from non-GAAP EPS because the chief executive officer excludes these items when budgeting and evaluating the business. Also, in the past, the Company has excluded items such as restructuring costs and other acquisition-related expenses and income tax benefits related to the re-valuation of deferred tax assets because they are either infrequent or not essential to evaluating the Company's operations. The

Company uses a fully-taxed rate of 35 percent for non-GAAP net income and EPS because it is used by outside analysts and investors, as well as for internal analysis to provide comparable information for use in evaluating Trimble's performance versus prior periods and other companies. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. Please see the supplemental financial statements for a reconciliation of non-GAAP to GAAP.

Non-GAAP net income for the third quarter of 2004 was approximately $15.2 million, a 64 percent increase over approximately $9.3 million for the third quarter of 2003. Non-GAAP EPS for the third quarter of 2004 were $0.28, a 56 percent increase over $0.18 for the third quarter of 2003. GAAP and non-GAAP EPS for the third quarter of 2004 were calculated on a diluted basis using approximately 55.1 million shares.

"We continue to see a strong business environment in most parts of the Company," said Steven W. Berglund, Trimble president and CEO. "Besides our strong revenue and EPS numbers, during the third quarter we generated nearly $24.0 million in cash from operations and paid down $25.0 million in debt which now means we have more cash than debt for the first time in over four years. This performance was particularly impressive because we postponed the initial shipments of our new TrimTrac locator until early 2005 to incorporate new improvements into the design. As a result of the TrimTrac delay, our growth in the fourth quarter is expected to be somewhat below our previous expectations. Nonetheless we expect to meet our EPS guidance for the full year and expect to generate more than 20 percent revenue growth for the full year."

Berglund continued, "Looking to next year, we believe the current generally robust business environment will continue and will be augmented by a strong new product pipeline. Therefore, we are looking for strong growth beginning early in 2005."

Third Fiscal Quarter Business Segment Highlights
Engineering and Construction (E&C)
E&C revenues grew by  approximately 21 percent versus the third quarter of 2003.
All  product   lines  within  E&C  performed   well  and  showed   double-digit,
year-over-year growth.

Sales of construction machine control products remained particularly robust despite what is traditionally a slower quarter due to seasonality. Demand for survey products was also strong, particularly for GPS-based survey tools and infrastructure solutions. Both product groups achieved record sales levels relative to any historical third quarter.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS)
TFS revenues grew by 30 percent over the third quarter of 2003. In the agricultural market, trends remained positive despite the seasonally slower period as the Company continued to see strong demand for automated and manual guidance products. The Company has also started to see increased activity from its relationship with CNH Global for both manual and auto guidance products.

For the second consecutive quarter, the Company had record sales of GIS products. Sales were driven by continued demand from utilities, strengthened distribution channels in the U.S. and Europe and state and local government spending in the U.S.

Component Technologies (CT)
Third quarter revenues for CT decreased by approximately 8 percent over the third quarter of 2003. The Company attributed this to a near-term lull in telecommunications infrastructure sales, as well as a postponement in the shipment of its new TrimTrac(TM) locator due to design changes that resulted from customer recommendations after field trial results. The Company expects the new design to be ready before the end of the year with shipments beginning in early 2005. The TrimTrac shipping delay has not caused a loss in orders and the backlog remains strong.

Mobile Solutions (TMS)
Third quarter revenues for TMS increased by approximately 138 percent over the third quarter of 2003. During the quarter, the total number of subscribers increased by more than 75 percent over the second quarter of 2004 due to strong additions from the Company's construction materials vertical, its strengthened dealer channel, as well as installations and activations related to the Sprint account announced during the quarter. Despite the strength in the construction materials vertical, the Company noted that similar to last year, seasonality restrained customer activations. However, TMS has a strong and growing backlog in the vertical that is expected to take several quarters to work down.

Guidance
The fourth quarter is typically a seasonally slow period for most of the Company's business areas. For the entire fiscal year ending December 31, 2004, the Company expects revenues will be between $655.0 and $659.0 million. The Company attributes the change in full-year 2004 revenue guidance from previous expectations to the near-term lower revenues in its CT business relating to the lull in telecommunications infrastructure sales and the delay in TrimTrac shipments. Within these revenue guidelines, GAAP operating margins are expected to be between 12.6 and 12.8 percent. Net interest expense is expected to be approximately $3.4 million, and other non-operating expense should be approximately $6.9 million. For GAAP income tax provision, the Company expects a 17 percent effective tax rate for both the fourth quarter and full-year 2004. Within these revenue and expense guidelines, Trimble expects GAAP EPS to be between $1.09 and $1.12, assuming 54.9 million shares outstanding.

Full-year GAAP EPS includes approximately $8.2 million for amortization of purchased intangibles, $0.5 million in restructuring charges, $0.5 million for inventory step-ups related to acquisitions, and a net $1.4 million gain related to quarterly valuation of minority investments, that should be excluded when calculating non-GAAP EPS. Quarterly and full-year non-GAAP EPS are taxed at a 35 percent rate.

Please note, similar to the fourth quarter of 2003, the Company expects to have an income tax benefit of $5.0 - $10.0 million (approximately $0.09 - $0.18 per share) relating to the revaluation of a portion or all of the Company's deferred tax assets, that is not included in 2004 GAAP guidance at this time, but will be included when fourth quarter earnings are reported. This benefit will not impact non-GAAP EPS.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, October 26, 2004 at 8:00 a.m. Pacific Time to review its third quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 p.m., Pacific Time. The replay number is (800) 642-1687, and the passcode is 1411403.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Forward Looking Statement
Certain statements made in this press release are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision, effective tax rate, restructuring and other non-recurring charges and earnings per share estimates for the fiscal year ending December 31, 2004, as well as the Company's ability to ship TrimTrac. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company's results may be adversely affected if its joint ventures and recent acquisitions do not achieve anticipated results or if the Company is unable to market, manufacture and ship new products such as the TrimTrac locator or new wireline telecommunications products. Any failure to achieve predicted results could negatively impact the Company's revenues, gross margin and other financial results. Whether the Company achieves its guidance for the entire fiscal year 2004 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                       Three Months Ended                 Nine Months Ended
                                                       ------------------                 -----------------

                                                     Oct 1,          Oct 3,           Oct 1,          Oct 3,
                                                      2004            2003             2004            2003
                                                      ----            ----             ----            ----
Revenue                                           $  170,164      $  139,569       $  506,125      $  405,026
Cost of revenue                                       86,792          70,457          258,674         203,064
                                                      ------          ------          -------         -------
    Gross Margin                                      83,372          69,112          247,451         201,962
                                                      ------          ------          -------         -------
    Gross Margin (%)                                   49.0%           49.5%            48.9%           49.9%

Operating expenses:
    Research and development                          19,177          17,346           57,962          50,463
    Sales and marketing                               26,576          25,015           80,238          73,572
    General and administrative                        10,800          10,306           33,138          28,837

    Restructuring charges                                  -             627              327           1,733
    Amortization of purchased intangibles              2,019           1,870            6,078           5,390
                                                       -----           -----            -----           -----
       Total operating expenses                       58,572          55,164          177,743         159,995
                                                      ------          ------          -------         -------

Operating income                                      24,800          13,948           69,708          41,967

Non-operating income (expense), net:
    Interest expense, net                              (843)         (1,059)          (2,699)        (10,448)
    Foreign exchange gain (loss), net                  (317)             166            (446)             649
    Other income , net                                   231             265            1,551             126
    Expenses for affiliated operations, net          (2,284)         (1,984)          (6,336)         (5,100)
                                                     -------          ------           ------         -------
       Total non-operating expense, net              (3,213)         (2,612)          (7,930)        (14,773)
                                                     -------          ------           ------        --------

Income  before income taxes                           21,587          11,336           61,778          27,194

Income tax provision                                   3,670           1,400           10,503           3,800

Net income                                        $   17,917      $    9,936       $   51,275      $   23,394
                                                  ==========      ==========       ==========      ==========

Earnings per share :
     Basic                                        $     0.35      $     0.20       $     1.01      $     0.50
     Diluted                                      $     0.33      $     0.19       $     0.94      $     0.48

Shares used in calculating earnings per share:
    Basic                                             51,412          49,109           50,882          46,764
                                                      ======          ======           ======          ======
    Diluted                                           55,056          51,843           54,641          48,926
                                                      ======          ======           ======          ======

                       FULLY TAXED NON-GAAP RECONCILIATION
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                     Three Months Ended             Nine Months Ended
                                                                     ------------------             -----------------
                                                                   Oct 1,          Oct 3,         Oct 1,          Oct 3,
                                                                    2004            2003           2004            2003
                                                                    ----            ----           ----            ----
GAAP income before income taxes                                  $ 21,587        $ 11,336        $  61,778        $ 27,194

Non-GAAP adjustments :

    Amortization of purchased intangibles assets                    2,019           1,870            6,078           5,390

    Amortization of acquisition-related inventory step-up               -             470              475             470

    Restructuring charges                                               -             627              327           1,733

    Debt issuance charges                                               -               -                -           2,224

    Warrants charges                                                    -               -                -           1,332

    Investment evaluation, net                                      (201)               -          (1,444)               -
                                                                    -----                           ------
       Total Non-GAAP adjustments                                   1,818           2,967            5,436          11,149
                                                                    -----           -----            -----          ------


Non-GAAP income before income taxes                                23,405          14,303           67,214          38,343

Income tax provision - Fully taxed at 35%                           8,192           5,006           23,525          13,420
                                      --                            -----           -----           ------          ------
Fully-taxed Non-GAAP net income                                  $ 15,213        $  9,297        $  43,689        $ 24,923
                                                                 ========        ========        =========        ========

Diluted Fully-taxed Non-GAAP EPS                                 $   0.28        $   0.18        $    0.80        $   0.51
                                                                 ========        ========        =========        ========

Shares used in calculating diluted non-GAAP earnings per
share                                                              55,056          51,843           54,641         48,926
                                                                   ======          ======           ======         ======

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)
                                                                               Three Months Ended
                                                                               ------------------
                                                                           Oct 1,             Oct 3,
                                                                            2004               2003
                                                                            ----               ----
Cash flow from operating activities:
    Net Income                                                         $  17,917             $  9,936

    Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                              2,077                2,187

         Amortization expense                                              2,065                1,972

         Provision for doubtful accounts                                   (643)                  145

         Amortization of debt issuance cost                                  123                  116

         Deferred income taxes                                             1,505                  292

         Other                                                               317                  127

    Add decrease (increase) in assets:

         Accounts receivables, net                                         9,357               14,527

         Inventories                                                    (10,995)                2,905

         Other current and non-current assets                            (1,067)                  291

         Effect of foreign currency translation adjustment                 (474)                  294

    Add increase (decrease) in liabilities:
         Accounts payable                                                   (66)             (12,090)
         Accrued compensation and benefits                                 2,275                (839)
         Accrued liabilities                                               1,919              (2,359)
         Deferred gain on joint venture                                    (205)                (140)
         Income taxes payable                                              (151)                1,326
                                                                           ----                 -----
 Net cash provided by operating activities                                23,954               18,690

 Cash flows from investing activities:
     Acquisitions, net of cash acquired                                  (1,327)              (2,305)
     Acquisition of property and equipment                               (2,841)              (2,883)
     Proceeds from disposal of property and equipment                         21                  129
     Cost of capitalized patents                                            (14)                (639)
                                                                            ----                -----
 Net cash used in investing activities                                   (4,161)              (5,698)

 Cash flow from financing activities:
     Issuance of common stock                                              8,891                2,629
     Collections (Payments) of notes receivable                              153                (150)
     Payments on long-term debt and revolving credit lines              (25,125)              (3,210)
                                                                        -------                ------
 Net cash provided by (used) in financing activities                    (16,081)                (731)


 Effect of exchange rate changes on cash and cash equivalents                750                  323

 Net decrease in cash and cash equivalents                                 4,462               12,584
 Cash and cash equivalents - beginning of period                          54,657               30,825
                                                                          ------               ------

 Cash and cash equivalents - end of period                             $  59,119             $ 43,409
                                                                       =========             ========

 Supplemental disclosures of cash flow information:
   Cash paid during the period for:

        Income taxes, net of refunds                                   $   2,314             $    292
                                                                       =========             ========


                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)
                                                                         Oct 1,              Jan 2,
                                                                          2004                2004
                                                                          ----                ----
Assets
Current assets:

   Cash and cash equivalents                                           $  59,119             $  45,416
   Accounts and other receivables, net                                   124,134               103,350
   Inventories, net                                                       81,751                70,826
   Deferred income taxes                                                   4,525                 4,380
   Other current assets                                                   10,022                 8,885
                                                                          ------                 -----
      Total current assets                                               279,551               232,857

Property and equipment, net                                               28,974                27,379
Goodwill and other purchased intangible assets, net                      267,866               261,166
Deferred income taxes                                                      4,145                 4,173
Other assets                                                              23,403                19,328
                                                                          ------                ------
      Total assets                                                     $ 603,939             $ 544,903
                                                                       =========             =========
Liabilities and Shareholders' Equity

Current liabilities:

   Current portion of long-term debt                                   $  12,661                12,885
   Accounts payable                                                       44,381                26,019
   Accrued compensation and benefits                                      29,115                25,950
   Accrued liabilities                                                    18,782                20,746

   Deferred income taxes                                                   1,934                 1,136
   Income taxes payable                                                   13,728                 9,969
                                                                          ------                 -----
      Total current liabilities                                          120,601                96,705

Non-current portion of long-term debt                                     39,610                77,601

Deferred gain on joint venture                                             9,489                 9,845
Deferred income taxes                                                      5,088                 4,229
Other non-current liabilities                                             10,820                 8,279
                                                                          ------                 -----
      Total liabilities                                                  185,608               196,659
                                                                         -------               -------

Shareholders' equity:
   Common stock                                                          322,303               303,015
   Accumulated surplus                                                    66,265                14,990
   Accumulated other comprehensive income                                 29,763                30,239
                                                                          ------                ------
      Total shareholders' equity                                         418,331               348,244
                                                                         -------               -------
      Total liabilities and shareholders' equity                       $ 603,939             $ 544,903
                                                                       =========             =========

                                             Q3'03        % of         Q2'04        % of       Q3'04       % of
                                             Actual        Rev        Actual         Rev       Actual       Rev
                                             ------        ---        ------         ---       ------       ---
Income Statement Metrics

      Total Revenue                         $  139,569               $   179,451              $  170,164
                                            ----------               -----------              ----------
         Engineering & Construction             93,607                   117,236                 112,994
         Trimble Field Solutions                20,160                    30,831                  26,293
         Component Technologies                 16,230                    18,616                  14,872
         Trimble Mobile Solutions                2,672                     5,225                   6,353
         Portfolio Technologies                  6,900                     7,543                   9,652

      Gross Margin                               49.5%                     49.2%                  49.0%

      Total Segment Income                  $   21,344     15%       $    34,895     19%      $   32,775     19%
         Engineering & Construction             14,997     16%            22,836     19%          24,002     21%
         Trimble Field Solutions                 4,111     20%             9,026     29%           5,850     22%
         Component Technologies                  4,625     28%             4,051     22%           2,782     19%
         Trimble Mobile Solutions              (2,118)    -79%           (1,754)    -34%         (2,058)    -32%
         Portfolio Technologies                  (271)     -4%               736     10%           2,199     23%

      Corporate and Other Charges           $  (7,396)               $   (8,225)              $  (7,975)

      Non-operating expense and income
      taxes                                 $  (4,012)               $   (6,152)              $  (6,883)
                                            ----------                -----------             ----------
      Net Income (loss)                     $    9,936               $    20,518                  17,917
                                            ==========               ===========                  ======
      GAAP operating margin%                     10.0%                     14.9%                   14.6%
      Non-GAAP operating margin%                 12.1%                     16.4%                   15.8%

      GAAP EPS                              $     0.19               $      0.38              $     0.33
      Fully-taxed (35%) Non-GAAP EPS        $     0.18               $      0.32              $     0.28
                                            ----------               -----------              ----------
Balance Sheet Metrics
      Cash & Cash Equivalents               $   43,409               $    54,657              $   59,119

      Accounts Receivables, Net             $   95,669               $   127,835              $  119,275

      Inventories, Net                      $   72,699               $    69,836              $   81,751

      Total Debt                            $  107,997               $    77,462              $   52,271
         Short Term Debt                        12,767                    12,745                  12,661
         Long Term Debt                         95,230                    64,717                  39,610

      Equity                                $  318,243               $   385,572              $  418,331
                                            ----------               -----------              ----------
Cashflow Metrics

      Cash Flow from (used in )
      Operations*                           $   18,690               $    21,344              $   23,954

      Working Capital                       $  135,850               $   155,966              $  158,950

      Capital Expenditures                  $    2,883                     3,524                   2,841

      Cash Interest                         $    1,140                       777                     815


      EBITDA                                $   16,554               $    30,061              $   26,572
         Amortization of Intangibles             1,972                     2,116                   2,065
         Depreciation                            2,187                     1,981                   2,077
                                                 -----                     -----                   -----
Financial Ratios

      Days Sales Outstanding                        59                        58                      56

      Days Sales in Inventory                       94                        70                      86

      Current ratio                                2.5                       2.4                     2.3

      Debt to Equity                               0.3                       0.2                     0.1
                                                   ---                       ---                     ---
Other

      Headcount                                  2,096                     2,155                   2,159
                                                 -----                     -----                   -----


                              EBITDA RECONCILIATION
                                 (In thousands)
                                   (Unaudited)



                                                      Three Months Ended             Nine Months Ended
                                                      ------------------             -----------------
                                                 Oct 1,          Oct 3,         Oct 1,         Oct 3,
                                                  2004            2003           2004           2003
                                                  ----            ----           ----           ----
GAAP net income                              $    17,917      $   9,936       $  51,275     $   23,394

   Add back :

     Interest expenses, net                          843          1,059           2,699         10,448

     Income tax                                    3,670          1,400          10,503          3,800

     Depreciation expense                          2,077          2,187           6,249          6,647

     Amortization of purchased intangibles         2,065          1,972           6,216          5,910
                                                   -----          -----           -----          -----

 EBITDA                                      $    26,572      $  16,554       $  76,942     $   50,199
                                             ===========      =========       =========     ==========
